Exhibit 23.1


                     [Letterhead of Rogoff & Company, P.C.]



                         Consent of Independent Auditors


We hereby consent to the use in this Amendment No. 4 of Registration of Securities by a Small-Business Issuer (Form SB-2) of our report dated May 28, 2002 relating to the audited financial statements of CompuPrint, Inc. for the years ended December 31, 2001 and 2000 which appear in such Form SB-2. We also consent to the reference to us under the headings "Experts" in such Form SB-2.

                                        /s/ Rogoff & Company, P.C.

New York, New York
September 11, 2002